Exhibit 6.1

CITIGROUP GLOBAL MARKETS INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Citigroup Global Markets Inc., a New York corporation (hereinafter called the “Corporation”), does hereby constitute and appoint George S. Michinard, Jr., Michael J. Brophy, and Michael H. Kochmann, jointly and severally, as my attorneys-in-fact, each with full power of substitution, to sign on my behalf and in my name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, a Registration Statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature of various and successive series established in accordance with the Investment Company Act of 1940 for which the Corporation, alone or with others, will act as Depositor or Sponsor and/or Underwriter, and hereby grant unto each of said attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of such Registration Statements for such unit investment trust, that each or any of them may lawfully do or cause to be done.

IN WITNESS WHEREOF, the undersigned has signed his name hereto in the City of New York, and State of New York as of this 20th day of February, 2007.

/s/ Michael S. Klein
Name: Michael S. Klein

On this 20th day of February, 2007, Michael S. Klein personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature are affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intents and purposes therein set forth.

/s/ Catherine Morgan
Notary Public
Catherine Morgan Notary Public, State of New York No. 2768500 Qualified in New York County Certificate Filed in New York County Commission Expires Dec. 31, 2009